Exhibit 10.3

English Translation of Employment Agreement between Shandong Spring Pharmaceutical Co., Ltd.
and Chuanmin Li as CFO dated June 15, 2013, expired as of June 28, 2018*

Party A: Shandong Spring Pharmaceutical Co., Ltd. (hereinafter referred to as Party A)

Party B: Chuanmin Li (hereinafter referred to as Party B)

In accordance with the provisions of the contract Law of the People's Republic of China and the relevant laws and regulations, after friendly consultation between the two parties, Party A has reached the following terms of the contract concerning the appointment of Party B as its Chief Financial Officer, to be executed jointly by both parties.

I.	Employment position

According to Party A's long-term development and company's operational needs, Party A specially employs Party B as its chief financial officer.

II.	Remuneration and benefits
1.
Party A shall pay a salary to Party B on a regular basis in accordance with the salary standard of RMB sixteen thousand and six hundred and sixty-six Yuan per month during the employment of this contract. Party A shall pay Party B the annual bonus and other allowances according to the operation conditions of the Company and the performance of the employees.

2.	Party A shall provide transportation for Party B.
3.	Party B shall enjoy statutory holidays, family visits, marriage leave, bereavement leave, etc.
III.	Working time
1.	Party A adopts the standard working hours system stipulated by the State, i.e. Party B works 8 hours a day.
2.
After consultation with Party B, Party A may extend the working hours after consultation with Party B, generally not more than one hour a day. The extension of working hours for special reasons is not more than three hours per day under the condition of guaranteeing the health of Party B. The overtime shall not exceed thirty-six hours per month.

3.	In the case of extension of working hours under other circumstances as provided for by law or administrative regulations, the restrictions specified in the preceding paragraph shall not apply.
IV.	Contract period
The term of employment of this contract is 5 years from June 29, 2013 to June 28, 2018.

V.	Operating duty
During the term of this contract, Party B shall perform the following duties in accordance with this contract and Party A's relevant rules:

1.	Analysis and Forecast of Project cost and Future income
2.
Organize and lead the company's financial management, cost management, budget management, accounting, accounting supervision, audit supervision, inventory control etc. Strengthen the economic management of the company and improve economic efficiency;

3.
Participate in the preparation of the company's annual total budget and quarterly budget adjustments. Summarize, review the monthly budget submitted by subordinate departments. Convene and chair monthly budget analysis and balance meetings of the company;

4.	Organize and implement key internal audit activities;
5.	Keep track of the company's financial situation, operating results and capital changes, and report to the general manager in a timely manner;
6.
Bear responsibility for the formulation of the company's financial management, accounting and accounting supervision, budget management, audit supervision, warehouse management rules and procedures, after approval, organize and supervise the implementation and supervision of the situation;

7.
Organize the implementation of relevant national financial and economic laws, regulations, principles, policies and regulations to ensure the legitimate operations of the company and safeguard the rights and interests of its shareholders;

8.	Examination and approval of cash withdrawals from banks in accordance with regulations;

           9.     Bear responsibility for auditing and signing the company's budget, financial revenue and expenditure plan, cost and expense plan, credit plan, financial report, final accounting statement, countersignature of major business plan, economic contract, economic agreement, etc.;

10.
Participate in the decision-making and programming of the company's investment behavior, important business activities, etc. Participate in the research, review, analysis and decision making of major economic contracts or agreements.;

11.	Conduct the administrative affairs of financial system, improve work efficiency and strengthen team spirit;
12.	Organize the maintenance and regular filing of financial system documents, documents and records;
13.	Maintain the confidentiality of the work;
14.	Liaise with relevant departments and agencies on behalf of the company and maintain good relations;
15.	Institute unified planning for the use of company cash flow.
VI.	Labor protection and working conditions
1.
 Party A must provide Party B with Party B's labor safety, sanitary conditions and necessary labor protection supplies for Party B, and regular health inspection shall be carried out for workers engaged in hazardous work；

2.
Party B shall have the right to refuse to execute the illegal command of party A's management personnel and the right to criticize, report and sue against acts that endanger the safety and health of the employees;

3.	Party A shall require Party B to participate in the necessary business knowledge training according to the needs of the work.
VII.	Rights and obligations of both parties
i.	Rights and obligations of Party A

Party A may exercise the following rights during the term of this contract:

1.	According to the actual needs of the company's daily business, arrange financial related work for Party B, assign specific work.
2.	Supervise and inspect the work of Party B.
3.
If Party B has outstanding achievements in his work or has made a significant contribution to Party A, he shall be given a reward, and shall be disciplined for any violation of regulations and rules committed by Party B in the course of his work.

       Obligations to be performed by Party A

1.	Ensure that Party B receives wages and remuneration in a timely manner;
2.	Ensure that Party B enjoys the prescribed treatment reasonably;
3.	Provide certain working conditions for Party B to perform its duties;
4.	Safeguard Party B's legitimate rights and interests in the performance of its duties in accordance with the Law.
ii. Rights and obligations of Party B

During the term of this contract, Party B has the following rights:

1.	Perform the duties of Financial Superintendent according to law and finish the tasks assigned by Party A on time;
2.	Receive salary;
3.	Raise suggestions and criticisms to Party A's Financial Management;
4.	Written application must be made 30 days in advance of resignation;
5.	Obligations to be performed by Party B;
6.	Abide by the rules and regulations formulated by Party A;
7.
Party B has the obligation to keep confidential all kinds of documents, materials and other information that Party B has come into contact with; and does not disseminate, major business plans, economic contracts, economic agreements, etc. Party B may not in the personal name in any unit other than Party A to hold an important position or part-time, or engaged in the interests of Party A conflict of business;

8.	Finish the task assigned by Party A on time;
9.	Active transfer from supervisor to supervisor;
10.	Take good care of Party A's property;
11.	Compliance with relevant national and local policies

VIII.      Modification and dissolution of contracts

1.
The contract may be amended according to law after negotiation between parties A and B due to the change of other factors of the contract. The amended contract takes effect upon the signing of both parties;

2.	Party A may terminate its employment unilaterally at any time under the following circumstances;
3.	Absenteeism over 10 consecutive working days or a cumulative absenteeism of more than 20 working days in one year;
4.	Leaving the country without the consent of Party A or failing to return within the time limit;
5.	Violating the working regulations or operating rules, causing accidents or dereliction of duty, causing serious consequences;
6.	To seriously disturb the work order and interfere with the normal operations the employing unit or other unit;
7.	Sentenced to imprisonment of more than one degree or sentenced to imprisonment or re-education through labor;
8.	Party A may terminate the employment contract under any of the following circumstances, but shall notify Party B in writing 30 days in advance:
a.
Party A is on the verge of bankruptcy during the legal restructuring period or experiences serious difficulties in production and operation, and the administrative authority of Party A has decided that it is necessary to cut personnel;

b.
If Party B is ill or not injured as a result of work, after the expiration of the medical treatment period, Party B is unable to engage in the original work or the appropriate work otherwise arranged by Party A;

c.	Party B is unable to do the job and is still unable to do the job after training or adjusting the position;
d.
Any substantial change in the objective circumstances upon which this contract was concluded, resulting in the failure to perform the original contract and the inability to reach an agreement on the change of the employment contract through consultation between the two parties.

         9.      Under any of the following circumstances, Party A shall not terminate the employment contract in accordance with the provisions of the third paragraph of this Article.

a.	Party B suffers from an occupational disease or is injured at work and is confirmed to be incapacitated or partially incapacitated;
b.	Party B's illness or non-work-related injury is within the prescribed period of medical treatment;
c.	Other circumstances prescribed by laws and regulations.
10.	Under any of the following circumstances, Party B may at any time notify Party A to terminate the employment contract:
a.	Party A fails to pay wages or provide labor conditions as agreed upon in the employment contract;
b.	Party A compels labor by means of violence, threats or illegal restrictions on personal freedom;
c.	Other circumstances prescribed by laws and regulations.
11.	In any of the following cases, the employment contract shall be terminated automatically:
a.	Party A declares bankruptcy according to law;
b.	Party A shall be dissolved or revoked according to law;
c.	Party B dies;
d.	Party B shall notify Party A in writing 30 days in advance of the termination of the employment contract.
12.
Within one month after the termination of the employment contract, Party B shall immediately hand over the relevant documents, file materials and various financial files, and complete the business transfer formalities and stop performing the duties of Financial Superintendent.

IX.	Liability for breach contract
1.	Party A's legal liability

Party A withdraws or defaults on Party B's wages, and refuses to pay Party B's overtime wages, except in accordance with the relevant provisions.

In the full payment of Party B's wages in time, the economic compensation equivalent to 25% of the wage should be added.

2. Party B's legal liability

   If Party B violates the contract to terminate the employment contract and causes losses to Party A, Party B shall compensate Party A for the following losses:

a.	Fees paid by Party A for recruiting B;
b.	Training expenses paid for by Party A;
c.	Direct economic losses to production, operations and work.
X.	Supplemental provisions
1.	The special agreement, the employment contract modification agreement and the rules and regulations of Party A and Party A are annexed to this contract and have the same effect as this contract;
2.	The modification, renewal or termination of the employment contract shall be carried out in accordance with the relevant provisions of the contract Law of the People's Republic of China;
3.
Labor disputes arising from the performance of this contract may be settled through negotiation. Those who are unwilling to negotiate or fail to negotiate may apply to the Labor dispute Conciliation Committee of Party A for mediation or arbitration to the Labor dispute Arbitration Commission in accordance with the law. The parties who have no objection to the arbitration award must perform it, and those who are not satisfied with the arbitration award may bring a suit in the people's court;

4.
The matters not covered in this contract shall be carried out in accordance with the relevant laws, regulations and rules of the state and the province and the rules and regulations formulated by Party A in accordance with the law;

5.	This contract shall take effect from the date of its signing and shall not be altered or executed without written authorization;
6.	This contract shall be equally valid for each of the parties to the contract in duplicate copies.

Party A: (seal) Shandong Spring Pharmaceutical Co., Ltd.

The legal representative signature:   /s/ Tinghe Yan

Signature of Party B:    /s/ Chuanmin Li

Date: June 15, 2013